File No. 333-________

             As filed with the Securities and Exchange  Commission on
                               February 4, 1998.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             LUXTEC CORPORATION
               (Exact name of issuer as specified in its charter)

        Massachusetts                                       04-2741310
(State or other jurisdiction                            (I.R.S. Employer
or incorporation or organization)                     Identification No.)

326 Clark Street, Worcester, Massachusetts                 01606-1214
(Address of Principal Executive Offices)                   (Zip Code)

          LUXTEC CORPORATION 1992 STOCK PLAN, AS AMENDED

                       (Full title of the plans)

 James W. Hobbs
 President and Chief Executive Officer       Copy to: Victor J. Paci, Esq.
 Luxtec Corporation                                   Bingham, Dana & Gould LLP
 326 Clark Street                                     150 Federal Street
 Worcester, MA  01606-1214                            Boston, MA  02110
                (Name and address of agent for service)

 (508) 856-9454                                       (617) 951-8000
          (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE



                                                            Proposed                    Proposed
Title of                                                    maximum                     maximum
securities                        Amount                    offering                    aggregate         Amount of
to be                             to be                     price                       offering          registration
registered                        registered                per share*                  price*            fee

1992 Stock Plan

Common Stock                      100,000                    $3.125                      $312,500         $94.68
$0.01 par value per share



*This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the 1992 Stock Plan or at what price such shares will be purchased. The above calculation is based on the offering of 100,000 shares, at a purchase price of $3.125 per share, which is the average of the high and low prices of the Company's Common Stock as reported by the American Stock Exchange on January 30, 1998.

Incorporation by Reference

         The contents of Luxtec Corporation's registration statement on Form S-8, registration no. 333-19107, as filed with the Commission on December 31, 1996, are hereby incorporated by reference.

Exhibits

         The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

         4.1 Specimen certificate representing the Common Stock (filed as Exhibit 4 to the Registration Statement on Form S-18, File No. 33-5514-B and incorporated herein by reference).

         4.2 Articles of Organization of the Registrant, as amended (filed as Annex A and Annex B to the Registrant's Proxy Statement dated June 21, 1996 and incorporated herein by reference).

         4.3 By-laws of the Registrant, as amended (filed as Exhibit 3C to the Registration Statement on
                           Form S-18, File No. 33-5514-B and incorporated herein by reference).

         5 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

         10.1 Luxtec Corporation 1992 Stock Plan (filed as Exhibit 10 to the Registrant's 10-K for the fiscal year ended October 31, 1992 and incorporated herein by reference).

         10.2              Amendment No. 1 to the 1992 Stock Plan (filed as
                           Exhibit 10.2 on Form S-8, Registration No.33-19107, as filed with the Commission on December 31,1996, and incorporated herein by reference).

         10.3              Amendment No. 2 to the 1992 Stock Plan.

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Bingham Dana LLP - included in Exhibit 5.

         24 Power of Attorney (included on the signature page(s) of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 4th day of February, 1998.

                                         LUXTEC CORPORATION

                                         By:   /s/   James W. Hobbs
                                         James W. Hobbs
                                         President and Chief Executive Officer


                           POWER OF ATTORNEY

         We, the undersigned officers and Directors of Luxtec Corporation, hereby severally constitute and appoint James W. Hobbs and Samuel M. Stein and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Luxtec Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date


 /s/   James W. Hobbs                       Chief Executive Officer,                    February 4, 1998
---------------------------
 James W. Hobbs                              President (Principal
                                             Executive Officer) and
                                             Director

 /s/   Samuel M. Stein                      Chief Financial Officer,                    February 4, 1998
-----------------------------
 Samuel M. Stein                             Treasurer (Principal Financial
                                             and Accounting Officer) and
                                             Assistant Clerk


 /s/   James Berardo                        Director                                    February 4, 1998
-----------------------------
 James Berardo


 /s/   Paul Epstein                         Director                                    February 4, 1998
---------------------------------
 Paul Epstein


 /s/   James Goodman                        Director                                    February 4, 1998
----------------------------
 James Goodman


 /s/   Patrick G. Phillips                  Director                                    February 4, 1998
---------------------------------
 Patrick G. Phillips


 /s/   Thomas J. Vander Salm                Director                                    February 4, 1998
----------------------------
 Thomas J. Vander Salm


 /s/   Louis C. Wallace                     Director                                    February 4, 1998
--------------------------------
 Louis C. Wallace



                                  EXHIBIT INDEX

         Exhibit

         The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

         4.1 Specimen certificate representing the Common Stock (filed as Exhibit 4 to the Registration Statement on Form S-18, File No. 33-5514-B and incorporated herein by reference).

         4.2 Articles of Organization of the Registrant, as amended (filed as Annex A and Annex B to the Registrant's Proxy Statement dated June 21, 1996 and incorporated herein by reference).

         4.3 By-laws of the Registrant, as amended (filed as Exhibit 3C to the Registration Statement on
                           Form S-18, File No. 33-5514-B and incorporated herein by reference).

         5 Opinion and Consent of Bingham Dana LLP as to the legality of the securities being registered.

         10.1 Luxtec Corporation 1992 Stock Plan (filed as Exhibit 10 to the Registrant's 10-K for the fiscal year ended October 31, 1992 and incorporated herein by reference).

         10.2              Amendment No. 1 to the 1992 Stock Plan (filed as
                           Exhibit 10.2 on Form S-8, Registration No.33-19107, as filed with the Commission December 31,1996, incorporated herein by reference).

         10.3              Amendment No. 2 to the 1992 Stock Plan.

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Bingham Dana LLP - included in Exhibit 5.

         24 Power of Attorney (included on the signature page(s) of this Registration Statement).

                                                                Exhibit 5



                      Opinion and Consent of Bingham Dana LLP


                                February 4, 1998


Luxtec Corporation
326 Clark Street
Worcester, Massachusetts  01606-1214

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on February 4, 1998 (the "Registration Statement"), of 100,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Luxtec Corporation, a Massachusetts corporation (the "Company"), which are or will be issuable to employees, directors, consultants and advisors of the Company upon the exercise of options and other equity interests granted pursuant to the Company's 1992 Stock Plan, as amended (the "Plan").

         We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options or other equity interests granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options or other equity interests will be issued in accordance with such options or other equity interests and the Plan.

         This  opinion  is  limited   solely  to  the   Massachusetts   Business
Corporation   Law  as  applied  by  courts  located  in  the   Commonwealth   of
Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options or other equity interests and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.


         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                              /s/ BINGHAM DANA LLP
                                BINGHAM DANA LLP

                                                         Exhibit 10.3


                             AMENDMENT NO. 2
                                    TO
                     LUXTEC CORPORATION 1992 STOCK PLAN


         The Luxtec Corporation 1992 Stock Plan (the "1992 Plan") is hereby amended pursuant to the following terms and conditions:

         1. Definitions. Terms defined in the 1992 Plan and not otherwise defined herein shall have the respective meanings set forth in the 1992 Plan.

         2. Amendment to Section 4. Section 4 of the 1992 Plan is hereby amended by deleting the number "300,000" contained in the sixth line therein and replacing it with the number "400,000".

         3. Authorization and Ratification. This Amendment Number 2 to the 1992 Plan was authorized by a vote of the Board of Directors of Luxtec Corporation on April 17, 1997 and ratified by a vote of the shareholders on April 17, 1997.

                                                             Exhibit 23.1


                   Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Luxtec Corporation of our report dated December 16, 1997 included in Luxtec Corporation's Form 10-K for the year ended October 31, 1997 and to all references to our firm included in this Registration Statement.



                                            /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP


Boston, Massachusetts
February 4, 1998